UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2012

Intelsat S.A.

(Exact Name of Registrant as Specified in its Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4, rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of Principal Executive Offices)	(Zip Code)

+(352) 24 87 99 20

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

Intelsat S.A. hereby furnishes the following capital expenditures guidance information.

Capital Expenditures for 2011 to 2014

Intelsat S.A. today announced our annual capital expenditure guidance for the three fiscal years beginning January 1, 2012 and ending December 31, 2014 (the “Guidance Period”).

At present, we are constructing eight satellites, six of which are expected to be launched during the Guidance Period. In addition to these programs, during this period we expect to procure two additional satellites to replace currently existing satellites, as compared to our previous guidance of procuring one additional replacement satellite during this period. By the conclusion of the Guidance Period, our total station-kept transponder count is expected to increase modestly from levels at year end 2011.

Capital expenditures for 2011 totaled $798 million, excluding the New Dawn satellite launched in April 2011. We expect our 2012 total capital expenditures to range from $775 million to $850 million. Capital expenditures are currently expected to range from $550 million to $625 million in 2013 and $525 million to $600 million in 2014. Our capital expenditures guidance includes capitalized interest. The annual classification of capital expenditure payments could be impacted by the timing of achievement of satellite manufacturing and launch contract milestones.

During the Guidance Period, we expect to receive significant customer prepayments under our existing customer service contracts. We also anticipate that prepayments will be received under customer contracts to be signed in the future. Prepayments received in 2011 totaled $334 million. Prepayments are currently expected to range from $150 million to $200 million in 2012, all under existing customer contracts. Prepayments are currently expected to range from $150 million to $200 million in 2013 and $100 million to $150 million in 2014, with the majority of these prepayment amounts coming from existing customer contracts.

Safe Harbor Statement

Some of the statements in this report constitute, and certain oral statements made from time to time by our representatives may constitute, “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this report reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events, including our expected capital expenditures, and are subject to risks, including known and unknown risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Some of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements include changes in our expected capital expenditures during 2012 and the next several years due to any or all of the risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission referred to below. Known risks include, among others, the risks included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2010, its Registration Statement on Form S-4, and its other filings with the U.S. Securities and Exchange Commission, the political, economic and legal conditions in the markets we are targeting for communications services or in which we operate and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications business in particular. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this report with caution. These forward-looking statements speak only as of the date hereof and are not guarantees of actual capital expenditures and are subject to uncertainties and other factors, many of which are outside of our control. The amounts and timing of our actual capital expenditures may differ from our expected capital expenditures and there can be no assurance that we will incur the capital expenditures described in this report or that we will be able to fund these capital expenditures in the future. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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The information in this Item 2.02 and Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2012

INTELSAT S.A.

By:	/s/ Michael McDonnell
Name:	Michael McDonnell
Title:	Executive Vice President & Chief Financial Officer